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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We have issued our report dated October 22, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of Altris Software, Inc. on Form 10-K for the year ended September 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Altris Software, Inc. on Forms S-8 (File No. 333-24383, effective April 2, 1997, and File No. 333-83330, effective August 26, 1994).

/s/ GRANT THORNTON LLP

Irvine, California
October 22, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS